Exhibit 32.1


     Written Statement of the Chief Executive Officer Pursuant to 18 U.S.C.
                                  Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned President and Chief Executive Officer of Stein Mart, Inc. (the "Company"), hereby certify that:

1. the Annual Report on Form 10-K of the Company for the 52 weeks ended January 31, 2004 (the "Report") fully complies with the requirements of
     Section 13(a) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date: April 14, 2004                       /s/ Michael D. Fisher
                                           -------------------------------------
                                           Michael D. Fisher
                                           President and Chief Executive Officer